UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2007

WHOLE FOODS MARKET, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie St.
Austin, Texas 78703
(Address of principal executive offices)

Registrant's telephone number, including area code:
(512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition.

On November 20, 2007, the Company issued a press release announcing its results of operations for its fourth fiscal quarter ended September 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Economic Value Added (“EVA”) and Operating Cash Flow per Share in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company and EVA for incentive compensation and capital planning purposes. The press release includes a tabular reconciliation of these non-GAAP financial measures to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

On November 20, 2007, the Company issued a press release announcing that its Board of Directors has approved an 11% increase in its quarterly dividend to $0.20 per share. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated November 20, 2007, regarding fourth fiscal quarter results of operations and 11% increase in quarterly dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: November 20, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer

Exhibit 99.1

Insert Earning Release